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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 4 to Registration Statement No. 333-46362 of Tellium, Inc. of our report dated February 22, 2001 appearing in the Prospectus, which is a part of this Registration Statement, and of our report dated February 22, 2001 relating to the financial statement schedule appearing elsewhere in the registration statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP
Parsippany, New Jersey
March 6, 2001